UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC		27401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Carolina Bank Holdings, Inc., originally filed with the Securities and Exchange Commission on February 17, 2012 (the “Initial Filing.”) The sole purpose for filing this Form 8-K/A is to include the conformed signature of President and Chief Executive Officer Robert T. Braswell, which was inadvertently omitted from the Initial Filing. No other changes have been made to the Initial Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Betty J. Pearce resigned from her position as a member of the board of directors of the Registrant effective February 14, 2012. Ms. Pearce also resigned her position as a member of board of directors of the Registrant’s wholly-owned subsidiary Carolina Bank (the “Bank”) effective February 14, 2012.

Ms. Pearce had served as a member of the board of directors of the Registrant since 2010. Ms. Pearce’s resignation was for personal reasons and was not related to any disagreement with the Registrant on any matter relating to the operations, polices or practices of the Registrant or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: February 21, 2012